                                                                    EXHIBIT 4(b)

     AGREEMENT dated as of December __, 1996, between Hungarian Broadcasting Corp., a Delaware corporation, (hereinafter called the "Company") and American Stock Transfer & Trust Company (hereinafter called the "Warrant Agent").

     WHEREAS, the Company and the Warrant Agent have heretofore entered into a warrant agreement, dated December 20, 1995 (hereinafter referred to as the "Warrant Agreement") with respect to the issuance by the Company of up to 1,750,000 Common Stock Purchase Warrants; and

     WHEREAS, the Company proposes to issue and sell up to an additional 610,000 Common Stock Purchase Warrants (hereinafter referred to as the "Additional Warrants"); and

     WHEREAS, said Additional Warrants are intended to be identical to the Common Stock Purchase Warrants heretofore issued by the Company in accordance with the Warrant Agreement except that the Additional Warrants are to be initially issued as components of Units, each Unit consisting of one share of Preferred Stock and one Warrant, and the shares of Preferred Stock and the Warrants will not be separately transferable, and the Warrants will not be exercisable or redeemable, prior to _________________, 1997 or such earlier date as designated by J.W. Barclay & Co., Inc. (hereinafter referred to as the "Separation Date"); and

     WHEREAS, the Company and the Warrant Agent wish to amend the Warrant Agreement to provide for the issuance of the Additional Warrants.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree to amend the Warrant Agreement as follows:

        1. The maximum number of Warrants proposed to be issued and sold shall be 2,360,000.

        2. Until the Separation Date, the certificates representing the Additional Warrants shall be substantially in the form annexed hereto as Exhibit B, and after the Separation Date the Additional Warrants may be represented by certificates substantially in the form annexed to the Warrant Agreement as Exhibit A.

        3. The Additional Warrants cannot be transferred separately from the Preferred Stock with which they are to be issued, and cannot be exercised or redeemed prior to the Separation Date.

        4. The Additional Warrants are to be issued pursuant to a Registration Statement under the Securities Act of 1933 filed on October 3, 1996, File No. 333-13371, and the Company will file such post-effective amendments to such Registration Statement or such other registration statements or post-effective amendments or supplements as may be necessary to permit it to deliver to each person exercising an Additional Warrant, a Prospectus meeting the requirements of such Act and otherwise complying therewith, and will delivery such a Prospectus to each such person.

        5. Any notice pursuant to the Warrant Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by first-class mail of the United State Postal Service, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

               Hungarian Broadcasting Corp.
               445 Park Avenue, 15th Floor
               New York, New York  10022

     Any notice pursuant to this Agreement to be given or made by the Company or by the registered holder of any Warrant to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail of the United States Postal Service, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

               American Stock Transfer & Trust Company
               40 Wall Street
               New York, New York  10005

     Any notice pursuant to this Agreement to be given or made by the Company or by the Warrant Agent to or on J.W. Barclay & Co., Inc. shall be sufficiently given or made if sent by first-class mail of the United States Postal Service, postage prepaid, addressed (until another address is filed in writing by J.W. Barclay & Co., Inc. with the Company and the Warrant Agent) as follows:

               J.W. Barclay & Co., Inc.
               1 Battery Park Plaza
               New York, New York 10004

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Warrant Agreement to be duly executed, as of the day and year first above written.

                       HUNGARIAN BROADCASTING CORP.



                       By
                          --------------------------------------


                       AMERICAN STOCK TRANSFER & TRUST COMPANY



                       By
                          --------------------------------------

--------------                                                    --------------
    NUMBER                                                           WARRANTS
--------------                                                    --------------

 UHBW

--------------                                                    --------------

                          SEE LEGEND ON REVERSE SIDE

            VOID AFTER 5:00 P.M. NEW YORK TIME ON DECEMBER 20, 2000
                        COMMON STOCK PURCHASE WARRANTS

                          HUNGARIAN BROADCASTING CORP.

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
--------------------------------------------------------------------------------
                               PURCHASE WARRANTS            CUSIP  445539  11  7

THIS CERTIFIES THAT
FOR VALUE RECEIVED:
                                   SPECIMEN


--------------------------------------------------------------------------------
or registered assigns (the "Registered Holder") is the owner of the number of Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one (1) fully paid and nonassessable share of Common Stock, $.001 par value, of Hungarian Broadcasting Corp., a Delaware corporation (the "Company"), at any time prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.00 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to Hungarian Broadcasting Corp. in New York Clearing House funds.
        This Warrant Certificate is issued pursuant to and is subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of December 20, 1995, by and among the Company and the Warrant Agent.
        In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.
        Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.
        The term "Expiration Date" shall mean 5:00 P.M. (New York time) on December 20, 2000. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.
        The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.
        This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment of this Warrant Certificate for registration of transfer at such office, together with any tax or other governmental charge imposed in connection therewith, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.
        Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.
        Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.
        This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.
        This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

   IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

----------------------------------

 DATED:

----------------------------------
   HUNGARIAN BROADCASTING CORP.

              [SEAL OF HUNGARIAN BROADCASTING CORP. APPEARS HERE]


        COUNTERSIGNED AND REGISTERED:
             AMERICAN STOCK TRANSFER & TRUST COMPANY, NEW YORK, NY
                                                            AS WARRANT AGENT

                                         BY:

                                                        AUTHORIZED SIGNATURE





     /s/ Frank R. Cohen                            [SIGNATURE APPEARS HERE]
         SECRETARY                                   CHAIRMAN OF THE BOARD

THIS CERTIFICATE HAS BEEN ISSUED AS PART OF A UNIT. THE COMPONENTS OF THE UNITS MAY NOT BE SEPARATELY TRANSFERRED AND THE WARRANTS MAY NOT BE EXERCISED UNTIL
SEPTEMBER   , 1997 OR SUCH EARLIER DATE AS MAY BE DESIGNATED BY J.W. BARKCLAY &
CO., INC.

                         HUNGARIAN BROADCASTING CORP.
                         COMMON STOCK PURCHASE WARRANT

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
  TEN COM as tenants in common          UNIF GIFT ACT.......Custodian...........
  TEN ENT as tenants by the entireties                (Cust)          (Minor)
  JT TEN as joint tenants with right               under Uniform Gifts to Minors
       of survivorship and not as                  Act..........................
       tenants in common.                                        (State)

    Additional abbreviations may also be used though not in the above list.

                       ---------------------------------

                               SUBSCRIPTION FORM

  (To be Executed by the Registered Holder in Order to Exercise the Warrants)

        The undersigned hereby irrevocably elects to exercise the right to purchase represented by the within Warrant ("Warrant") for and to purchase thereunder, ____________ shares of Common Stock provided therein and tenders herewith payment of the purchase price in full to the order of the Company and requests that certificates for such shares shall be issued in the name of:

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------------------------------------------------
                                           (PLEASE PRINT NAME AND ADDRESS)

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and, if such number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to the undersigned at the address stated below:

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------------------------------------------------
                                           (PLEASE PRINT NAME AND ADDRESS)

--------------------------------------------------------------------------------

Dated:__________________, 19__
                                        ----------------------------------------
                                                        Signature
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
------------------------------          face of this Warrant Certificate.)


                         ----------------------------

                                  ASSIGNMENT

     (To be Executed by the Registered Holder in Order to Assign Warrants)

              FOR VALUE RECEIVED the undersigned hereby sell(s),
                        assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING
                          POSTAL ZIP CODE OR ASSIGNEE

--------------------------------------------------------------------------------
the within Warrant together with all right, title and interest therein and does hereby irrevocably constitute and appoint attorney
------------------------------------------------------------------------
to transfer said Warrant on the books of the within named Corporation, with full power of substitution in the premises.

Date:___________________, 19__.         ________________________________________
                                          NOTICE: The signature to this
                                        assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.